Exhibit 10.1
L-354-98/4
FOURTH AMENDMENT TO PATENT LICENSE AGREEMENT
     Effective the date of signature of the last party to sign this fourth amendment to license L-354-98/0 (“Fourth Amendment”), the Public Health Service (“PHS”), through the Office of Technology Transfer of the National Institutes of Health, having its principal office at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852, U.S.A., and Zonagen, Inc. (“Licensee”), a Delaware corporation, having its principal office at 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77280, agree as follows:
W H E R E A S:
     PHS and Licensee entered into a license agreement (L-354-98/0) on April 16, 1999 (hereinafter referred to as “Agreement”), which was amended June 25, 1999, August 7, 2000, and July 11, 2002.
     The Agreement by and between PHS and Licensee granted Licensee an exclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import Licensed Products in the Licensed Fields-of-Use and to practice and have practiced any Licensed Processes in the Licensed Field-of-Use.
     The Licensee and PHS now wish to amend the Agreement a fourth time to facilitate the development of Licensed Products under the Licensed Patent Rights.
NOW THEREFORE:
1.	Insert a new paragraph 14.18 as follows:
“Upon receipt of a one hundred twelve thousand and five dollar ($112,005) royalty, PHS agrees to supply Licensee with eighty-five (85) grams of material produced under the Licensed Patent Rights, for Licensee use, under the terms and conditions of the Agreement. For purposes of this Fourth Amendment, such material shall mean eighty-five (85) grams of 17a-Acetoxy- 1113-(4-N, N dimethylaminophenyl)-2 I-methoxy- 19-norpregna-4, 9-diene-3, 20-dione (also known as “CDB-4124B”), as supplied by the National Institute of Child Health and Human Development at the National Institutes of Health”;
2.	This Amendment shall become effective immediately upon execution by all Parties;

3.	Except as set forth herein and the previous three amendments, the Agreement shall continue unchanged and in full force and effect; and

4.	This Amendment may be executed in multiple counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     Unless otherwise defined in this Fourth Amendment, terms in bold print shall have meaning as defined in the Agreement. In all other respects, the Agreement is confirmed and ratified.
SIGNATURES BEGIN ON NEXT PAGE

SIGNATURE PAGE
     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their duly authorized representatives as of the last signature date below.

FOR PUBLIC HEALTH SERVICE:

By:	/s/ Steven M. Ferguson

Steven M. Ferguson
Director, Division of Technology
Development and Transfer
National Institutes of Health

Date:	12/5/03

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard
Rockville, Maryland 20852-3804

FOR LICENSEE:

By:	/s/ Joseph S. Podolski

Name: Title:	Joseph S. Podolski President

Date:	12/9/03

Mailing Address for Notices:

Zonagen, Inc.
2408 Timberloch Place
Suite B-10
The Woodlands, Texas 77380

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